Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258175 on Form S-8 of our report dated March 11, 2022, relating to the consolidated financial statements of Zevia PBC and its subsidiary appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 11, 2022